EXHIBIT 99.2

Exhibit B

(2015 Performance Bonus – COO Jack McGrath)

Target Bonus	Max Bonus
$630,000	$945,000
Metric	Operating Margin	Net Revenue		Earnings Per Share	Share Price		Total
Weight	30%	30%		30%	10%		100%
Target Bonus	$189,000	$189,000		$189,000	$63,000		$630,000
Max. Bonus	$283,500	$283,500		$283,500	$94,500		$945,000

Bonus as a Percent of Target	FACTOR (used for B, C, D)	A. Operating Margin* Weight & Target Bonus =			B. Net Revenue** ($ Millions) Weight & Target Bonus =			C. Earnings Per Share Weight & Target Bonus =			D. Share Price Weight & Target Bonus =
		30%		$189,000	30%		$189,000	30%		$189,000	10%		$63,000
0%		2.99%		2.99%	<$588.0			<$0.53			<$7.40
20%	0.80	3.00%	-	3.49%	$588.0	-	$624.7	$0.53	-	$0.55	$7.40	-	$7.85
40%	0.85	3.50%	-	3.99%	$624.8	-	$661.4	$0.56	-	$0.58	$7.86	-	$8.32
60%	0.90	4.00%	-	4.49%	$661.5	-	$698.2	$0.59	-	$0.62	$8.33	-	$8.78
80%	0.95	4.50%	-	4.99%	$698.3	-	$734.9	$0.63	-	$0.65	$8.79	-	$9.24
100%	1.00	5.00%	-	5.79%	$735.0	-	$881.9	$0.66	-	$0.78	$9.25	-	$13.53
120%	1.05	5.80%	-	6.59%	$882.0	-	$1,028.9	$0.79	-	$0.91	$13.54	-	$17.82
140%	1.10	6.60%	-	6.99%	$1,029.0	-	$1,102.4	$0.92	-	$0.98	$17.83	-	$19.96
150%	1.15	7.00%	-	and up	$1,102.5	-	and up	$0.99	-	and up	$19.97	-	and up

The 100% level reflects JAKKS budgeted forecast for each metric
*For Operating Margin component to pay out, JAKKS must also meet Net Revenue threshold
**For Net Revenue component to pay out, JAKKS must also meet Operating Margin threshold